UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2010

FBL Financial Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-225-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 17, 2010 Chief Executive Officer James E. Hohmann received a grant of 102,092 shares of performance based restricted stock. This grant is the first of a series of grants over several years which are expected to cover 250,000 shares.

Restrictions on the shares will be removed, if at all, (a) after employment through 2014, (b) only to the extent that the Company’s life insurance subsidiaries are each then rated Excellent by A.M. Best, and (c) from a minimum of 50% to a maximum of 100%, if the Company’s book value per share increases from a range of 60% to 65%, respectively, during the five years ended December 31, 2014. For this purpose, book value per share is computed excluding adjusted other comprehensive income (loss), and by adding back dividends paid.

The shares underlying this grant had a date of grant market value of approximately $2,000,000. Mr. Hohmann could earn all, some or none of the shares in this grant.

On March 5, 2010 Mr. Hohmann received a grant of 44,822 shares of performance based restricted stock as an annual long term incentive. Vesting of these shares is dependent upon reaching 2010 earnings per share goals (25%) and 2010 increase in book value per share goals (75%),which goals are common to the other members of the Company’s management team, followed by two additional years of service. The earnings per share goals range from a threshold of $2.58 to a maximum of $2.97. The increase in book value per share will be measured by a percentage increase with a 7% threshold and 10% maximum.

To the extent Mr. Hohmann does not meet or maximize these goals and does not receive all shares, he may recapture them if in years two or three of the grant the Company produces increases in book value per share that would put the Company on a glide path to increasing book value per share by not less than 60% over a five year period. The Company expects to initially value the grant for accounting purposes at approximately $500,000 based on its view of the probability of results.

The number of shares granted is less than previously disclosed because of the Company’s policy limiting grants of restricted stock to a market value of $3,000,000 per year to any individual. The two grant agreements will be filed as exhibits to the Company’s Form 10-Q for first quarter 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL Financial Group, Inc.

March 11, 2010	By:	David A. McNeill

Name: David A. McNeill
Title: Vice President and General Counsel